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                                                                   EXHIBIT 10.22

                            Administrative Agreement
                                     between
                         ALLSTATE LIFE INSURANCE COMPANY
                                       and
                           Certain of its Subsidiaries

This Administrative Agreement ("Agreement") is made effective as of June 1, 1993, between ALLSTAIE LIFE INSURANCE COMPANY ("Allstate Life"), ALLSTATE LIFE FINANCIAL SERVICES, INC. ("ALFS") , GLENBROOK LIFE AND ANNUITY COMPANY ("Glenbrook Life"), and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, ("ALNY").

                                   WITNESSETH:

WHEREAS, ALFS is a direct subsidiary of Allstate Life and shares with Allstate Life certain expenses and services, including rent of premises, utilities, employee compensation (including taxes and benefits), computer hardware/software, postage, printing, office supplies, telephone, and travel;

WHEREAS, Allstate Life and ALFS share personnel which may perform services on behalf of ALFS,

WHEREAS, ALFS desires that Allstate Life, Glenbrook Life and ALNY assume financial and administrative responsibility for these expenses and services.

NOW, THEREFORE, it is agreed as follows:

1.   EXPENSES AND COSTS

     A. Allstate Life agrees to assume on behalf of ALFS responsibility for the costs described above and any other overhead and operating expense that may be incurred by ALFS in connection with the marketing of variable insurance contracts.

     B. Glenbrook Life agrees to assume on behalf of ALFS responsibility for costs incurred by ALFS in connection with state and regulatory licensing fees and certain audit and legal fees.

     C. Cost shall mean ALFS 's actual costs and expenses reasonably attributable to this Agreement. All allocations of expenses for the above services and facilities will be made by Allstate Life and Glenbrook Life in accordance

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          with generally acceptable accounting principles.

2.   ADMINISTRATIVE SERVICES

     A.   COMMISSIONS

          Allstate Life, Glenbrook Life and ALNY agree to assume on behalf of ALFS responsibility for the processing and payment of sales commissions in connection with the marketing of variable insurance contracts. Such commissions will be processed and paid as directed by, and on behalf of, ALFS. In this regard, neither Allstate Life, Glenbrook Life nor ALNY will exercise any discretion over the amount of the commissions, and such commissions paid by Allstate Life, Glenbrook Life and ALNY will be a purely clerical and ministerial function and will be properly reflected on the books and records maintained by Allstate Life, Glenbrook Life and ALNY on behalf of ALFS.

     B.   CONFIRMATIONS

          Allstate Life, Glenbrook Life and ALNY will send on behalf of ALFS confirmations of transactions in connection with the marketing of variable insurance contracts to contract owners in accordance with the provisions of Rule 10b-10 under the Securities Exchange Act of 1934 (the "Exchange Act"), and such confirmations will indicate that they were sent on behalf of ALFS.

     C.   RECORDKEEPING

          Allstate Life, Glenbrook Life and ALNY will maintain and preserve books and records on behalf of and as agent for ALFS in connection with the offer and sale of variable insurance contracts, and all books and records relating to confirmation of transactions in compliance with Rules 17a-3 and 17a-4 under the Exchange Act. Allstate Life, Glenbrook Life and ALNY agree that all such books and records will remain the property of ALFS and will be subject to inspection by the Securities Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD") in accordance with Sections 17 and 15A of the Exchange Act.

     D.   CORPORATE BOOKS AND RECORDS

          1. Records supporting inter-company costs and expense charges and maintained by Allstate Life, Glenbrook Life and ALNY on behalf of ALFS shall be considered ALFS' records and shall be available to ALFS upon request. All original documents and records relating to the operations of ALFS are the property of ALFS.

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          2.   Each party shall own, have custody of and keep its own general corporate records. Upon request, each party shall receive from the other party any of its records which are currently in the other party's possession.

          3. The parties agree to keep all records required by federal and state securities laws and state insurance laws, to maintain the books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions and to assist one another in the timely preparation of records.

3    GENERAL PROVISIONS

     A. Allstate Life, Glenbrook Life and ALNY shall furnish to ALFS any reports and information which ALFS may request for the purpose of satisfying its reporting and recordkeeping requirements under the federal and state securities laws or under the applicable rules of the NASD.

     B. Either party may terminate this Agreement by giving the other party written notice of the date upon which termination shall take place.

     C. Each party shall be deemed an independent contractor and its personnel shall not be deemed to be the employees of the other solely by reason of this Agreement. Allstate Life, Glenbrook Life and ALNY employees performing duties hereunder at all times during the term of this Agreement shall be in the employment, under the respective supervision and responsibility of Allstate Life, Glenbrook Life and ALNY.

                       THE NEXT PAGE IS THE EXECUTION PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and ratified by their duly authorized officers as of the day and year above written.

ALLSTATE LIFE INSURANCE COMPANY             ALLSTATE LIFE FINANCIAL SERVICES,
                                             INC.

BY: /s/ Michael J. Velotta                    BY: /s/ John Roger Hunter
   -----------------------------------           ------------------------
TITLE:  V.P., Secretary & Gen. Counsel        TITLE:  President & CEO
      --------------------------------              ---------------------


ALLSTATE LIFE INSURANCE                       GLENBROOK LIFE AND ANNUITY
COMPANY OF NEW YORK                           COMPANY


BY: /s/ Peter H. Heckman                      BY: /s/ Andrea Schur
   -----------------------------------           ------------------------
TITLE:      V.P.                              TITLE:    V.P.
      --------------------------------              ---------------------